A CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event: August 3, 2017

(Date of earliest event reported)

GREEN ENDEAVORS, INC.

(Exact name of registrant as specified in its charter)

Utah

(State or other jurisdiction
of incorporation or organization)

000-54018 (Commission File Number)	27-3270121 (IRS Employer Identification Number)

1298 South 900 East, Salt Lake City, Utah 84105

Address of principal executive offices)

(801) 580-7172

(Registrant’s telephone number, including area code)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Green Endeavors, Inc. (the Company), entered into a Stock Acquisition Agreement dated August 3, 2018, to acquire 100% or Fifteen Hundred shares (1,500) of StopPain Medicinals, Inc., a Delaware corporation, from Robert Hainey in exchange for the issuance of Twenty Million (20,000,000) newly issued shares of common stock in the Company.

ITEM 9.01 Financial Statements and Exhibits

The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description
2.1	1	Stock Acquisition Agreement dated August 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 7th day of August 2018.

Green Endeavors, Inc.

/s/ Richard Surber
Richard Surber, CEO & President

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